UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, For Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to ss. 240.14a-12

                               INFOCROSSING, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.
         (1) Title of each class of securities to which transaction applies:
         -------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
         -------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
         -------------------------------------------------
         (5) Total fee paid:
         -------------------------------------------------
         [ ] Fee paid previously with preliminary materials:
         -------------------------------------------------
         [ ] Check box if any part of the fee is offset by Exchange Act Rule
              0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
         -------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
         -------------------------------------------------
         (3) Filing Party:
         -------------------------------------------------
         (4) Date Filed:
         -------------------------------------------------

                               INFOCROSSING, INC.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                                 (201) 840-4700

                    NOTICE of ANNUAL MEETING of STOCKHOLDERS

                                  June 21, 2007

                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00 A.M. on Thursday, June 21, 2007, at the offices of Infocrossing, Inc. (the "Company") at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

     1. To elect one Director to the Board of Directors of the Company for a three-year term;

     2. To approve a proposal to increase the number of authorized shares of common stock reserved for issuance under the Company's 2005 Stock Plan to 2,500,000 from 2,000,000.

     3. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 27, 2007 will be entitled to vote at the Annual Meeting.


             You are cordially invited to attend the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                                           By order of the Board of Directors,



                                           /s/ NICHOLAS J. LETIZIA

                                           Nicholas J. Letizia
                                           Secretary




May 11, 2007

                               INFOCROSSING, INC.
                            2 Christie Heights Street
                            Leonia, New Jersey 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       For the Annual Meeting of Stockholders to be held on June 21, 2007
                        --------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Infocrossing, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 A.M. on Thursday, June 21, 2007 (the "Meeting Date"), at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before the proxies are voted by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (b) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies.

If no specifications are made in otherwise properly executed Proxies, they will be voted FOR the election of the Directors nominated by the Board and FOR the amendment of the Company's 2005 Stock Plan (the "2005 Plan").

Only stockholders of record at the close of business on April 27, 2007 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 22,053,473 shares of common stock, $0.01 par value, each entitled to one vote. The common stock is the Company's only class of voting stock currently outstanding. A majority of the outstanding voting stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, internet, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 11, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 27, 2007 by (a) the Chief Executive Officer, the Chief Financial Officer, and the three most highly compensated executive officers of the Company, other than the Chief Executive and Financial Officers, whose salary exceeded $100,000 in the most recent year (the "Named Executives"), (b) all current Directors of the Company, (c) all current Directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its common stock. Beneficial ownership includes shares that the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

                                    Beneficial Ownership of the Company's Common Stock
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Shares            Percentage
Name and Address of Beneficial Owner                                             Beneficially Owned            of Class
-------------------------------------------------------------------------     -------------------------    -----------------
The Named Executives:
-------------------------------------------------------------------------     ------ ------------------    -----------------
Zach Lonstein, Chief Executive Officer                                         (1)           2,729,296          11.7%
-------------------------------------------------------------------------     ------ ------------------    -----------------
William J. McHale, Chief Financial Officer                                     (2)              66,834            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Robert B. Wallach                                                              (3)             781,275           3.4%
-------------------------------------------------------------------------     ------ ------------------    -----------------
Lee C. Fields                                                                  (4)             141,670            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Nicholas J. Letizia                                                            (5)             102,384            *
-------------------------------------------------------------------------     ------ ------------------    -----------------
Current Directors:
-------------------------------------------------------------------------     ------ ------------------    -----------------
Peter J. DaPuzzo                    18 Pilot Rock Lane                         (6)              71,772            *
                                    Riverside, CT  06878
-------------------------------------------------------------------------     ------ ------------------    -----------------
Jeremiah M. Healy                   24 Crescent Road                           (7)              54,522            *
                                    Riverside, CT  06878
-------------------------------------------------------------------------     ------ ------------------    -----------------
Kathleen A. Perone                  40 Ocean Avenue                            (8)              80,272            *
                                    Monmouth Beach, NJ  07750
-------------------------------------------------------------------------     ------ ------------------    -----------------
Howard L. Waltman                   610 5th Avenue                             (9)             123,272            *
                                    New York, NY  10017
-------------------------------------------------------------------------     ------ ------------------    -----------------
All current Directors and executive officers as a group (12 persons)          (10)           4,263,522          17.2%
-------------------------------------------------------------------------     ------ ------------------    -----------------

Continued on next page.

                              Beneficial Ownership of the Company's Common Stock (Continued)
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Number of Shares            Percentage
Name and Address of Beneficial Owner                                             Beneficially Owned            of Class
--------------------------------------------------------------------------    -------------------------    -----------------
Other 5% Owners:
--------------------------------------------------------------------------    -------------------------    -----------------
Epoch Investment Partners           640 Fifth Avenue - 18th Floor                            2,313,912          10.5%
                                    New York, NY  10019
--------------------------------------------------------------------------    ------ ------------------    -----------------
Jack Silver                         920 Fifth Avenue - #3B                    (11)           2,140,264           9.7%
                                    New York, NY  10021
--------------------------------------------------------------------------    ------ ------------------    -----------------
Janus Capital Management LLC        151 Detroit Street                        (12)           1,825,880           8.1%
         ("Janus")                  Denver, CO  80206
--------------------------------------------------------------------------    ------ ------------------    -----------------
Federated Investors, Inc.           Federated Investors Tower                 (13)           1,796,533           8.0%
         ("Federated")              Pittsburgh, PA  15222
--------------------------------------------------------------------------    ------ ------------------    -----------------
DCM  Partners, LLC                  909 Third Avenue - 30th Floor                            1,530,083           6.9%
                                    New York, NY  10022
--------------------------------------------------------------------------    ------ ------------------    -----------------
Potomac Capital Management          825 Third Avenue - 33rd Floor             (14)           1,464,404           6.6%
                                    New York, NY  10022
--------------------------------------------------------------------------    ------ ------------------    -----------------

* Less than 1% of Class

     (1) Includes 1,410,300 shares of common stock issuable upon exercise of options held by Mr. Lonstein. Also includes 750,000 shares held by Mr. Lonstein that are subject to options held by the purchasers (including their successors and assigns) of certain preferred stock and warrants since reacquired and cancelled (see "Certain Relationships and Related Party Transactions" below).
     (2) Includes 66,834 shares of common stock issuable upon exercise of options held by Mr. McHale.
     (3) Includes 660,150 shares of common stock issuable upon exercise of options held by Mr. Wallach.
     (4) Includes 141,670 shares of common stock issuable upon exercise of options held by Mr. Fields.
     (5) Includes 102,384 shares of common stock issuable upon exercise of options held by Mr. Letizia.
     (6) Includes 70,522 shares of common stock issuable upon exercise of non-qualified options held by Mr. DaPuzzo.
     (7) Includes 54,522 shares of common stock issuable upon exercise of non-qualified options held by Mr. Healy
     (8) Includes 79,272 shares of common stock issuable upon exercise of non-qualified options held by Ms. Perone.
     (9) Includes 123,272 shares of common stock issuable upon exercise of non-qualified options held by Mr. Waltman.
     (10) Includes 2,821,901 shares of common stock issuable upon exercise of qualified and non-qualified options collectively held by the twelve Directors and executive officers of the Company.
     (11) Excludes 139,288 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Mr. Silver and certain affiliates. Exercise of these warrants is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Mr. Silver and his affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).
     (12) Includes 521,660 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Janus in one or more funds. Exercise of these warrants is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Janus and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

     (13)Includes 445,293 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Federated in one or more funds. Exercise of these warrants is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Federated and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).
     (14) Includes 75,700 shares of common stock issuable upon exercise of warrants, issued in connection with a private placement of common stock by the Company in October 2003, held by Potomac and an affiliate. Exercise of these warrants is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by Potomac and its affiliate does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).


                       PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of six Directors divided into three classes.

The person named in the table below is the Class B Director nominated by the Board of Directors for election at the Meeting, to serve a three-year term or until her successor is duly elected and qualified. Ms. Perone has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. If Ms. Perone becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidate as may be nominated by the Board of Directors.

The Director will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose, but will be treated as shares present for the purpose of determining whether a quorum is present.

                                                                     Director
Name                  Positions with the Company        Age            Since
-------------------   --------------------------     ---------     ------------

Kathleen A. Perone    Director                           53            2000


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEE LISTED ABOVE AS A DIRECTOR OF THE COMPANY.

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company as of April 27, 2007 are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.

                                                                                       Director       Term
Name                           Positions with the Company                    Age         Since         Expires
---------------------------    -----------------------------------------    -------    -----------    -----------
Zach Lonstein                  Chief Executive Officer & Chairman             63          1984           2008
                                  of the Board of Directors

Robert B. Wallach              President, Chief Operating Officer &
                               Vice Chairman of the Board of
                                  Directors                                   68          2001           2008

Lee C. Fields                  Executive Vice President, Marketing            48           -              -
                                  and Business Development

Michael D. Jones               President IT Outsourcing                       49           -              -

Nicholas J. Letizia            Senior Vice President, General                 55           -              -
                                  Counsel, & Secretary

Arthur Miller                  President - Infocrossing Healthcare            52           -              -
                                  Services, Inc.

William J. McHale              Chief Financial Officer, Senior Vice           52           -              -
                                  President - Finance, & Treasurer

Michael Wilczak                Senior Vice President -                        36           -              -
                                  Corporate Development

Peter J. DaPuzzo               Director                                       66          2001           2009
Jeremiah M. Healy              Director                                       64          2004           2008
Kathleen A. Perone             Director                                       53          2000           2007
Howard L. Waltman              Director                                       74          2004           2009

Zach Lonstein has been the Company's Chairman of the Board of Directors since he organized the Company in 1984, Chief Executive Officer from 1984 through June 2000 and from November 2001 to the present, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics. The Company purchased the Commercial On-Line division of Informatics in 1984.

Robert B. Wallach joined the Company in June 1995, and was appointed Vice Chairman on April 2, 2004. Mr. Wallach has also served as President of the Company from May 1996 until June 2000, from November 2001 until April 2, 2004 and from November 2004 to the present; Chief Operating Officer from April 2001 until April 2, 2004 and from November 2004 to the present; and a Director of the Company from 1992 until May 2000 and from August 2001 to the present. From June 2000 through April 2001, he was President of the Company's Managed Services Division. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services, Informatics, and the Financial Information Services Group/Strategic Information division of Ziff Communications.

Lee C. Fields joined the Company in August, 2005 as President - IT Outsourcing, and became Executive Vice President - Marketing and Business Development upon the acquisition of (i)Structure, LLC. He brings a comprehensive background in sales, marketing, business development, consulting, training, and management. From 2004 until joining Infocrossing, Mr. Fields had been Managing Director of North American Sales & Business Development for Mercer Management Consulting, a global leader in growth strategies and operational excellence consulting. At Mercer, he was responsible for supporting the firm in opening new client relationships, improving the go-to-market approach and sales effectiveness of practices and directors, and building overall broader business development capabilities with the firm. From 1997 until 2003, Mr. Fields was with AnswerThink, Inc., a provider of technology-based business transformation solutions, at which he served in various sales, business development, and consulting roles including Chief Sales Officer from 2000 until 2003. Before joining AnswerThink in 1997, Mr. Fields was Vice President for The Learning Alliance, a business consulting, sales training, and sales force automation company.

Michael Jones joined the Company as President - IT Outsourcing with the acquisition of (i)Structure, LLC by the Company on November 30, 2004. Prior the acquisition, Mr. Jones was President and CEO of (i)Structure. Mr. Jones became President and CEO of (i)Structure in December 2001. Prior to assuming the role as President and CEO of (i)Structure, Mr. Jones served as Group Vice President and CIO of Level(3) Communications, where he started in May 1998. Mr. Jones also served as CIO at Corporate Express from May 1994 until May 1998. Mr. Jones started his career by serving in many different technology roles at Accenture from May of 1979 until May of 1991 when he resigned his position as Associate Partner to take a position as Director of Billing Systems at Sprint.

Nicholas J. Letizia joined the Company as Chief Financial Officer and Secretary in November 1998. In April 2001, Mr. Letizia ceased being the Company's Chief Financial Officer and was named to the new position of Senior Vice President and General Counsel. From June 2002 through June 2003, he also held the position of Treasurer. Prior to joining the Company, he was Chief Financial Officer of InterEquity Capital Corporation, the general partner of a Small Business Investment Company. Before joining InterEquity in November 1997, he was Vice President of, and later a consultant to, Helmstar Group, Inc. from 1987 until November 1997. His employment experience also includes professional positions with Arthur Andersen & Co. and Donaldson, Lufkin & Jenrette. Mr. Letizia is a Certified Public Accountant (Inactive Status) and a member of the New Jersey Bar.

William J. McHale was named Senior Vice President - Finance of the Company in September 2002, Treasurer in June 2003, and Chief Financial Officer on January 7, 2005. Prior to joining the Company, from 1990 through 2001, Mr. McHale was Chief Financial Officer and Executive Vice President at Eden LLC, a regional importer and distributor. He assisted with that company's sale of its brand and licensing rights to Learning Curve International. Eden LLC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on June 15, 2001. Prior to Eden, Mr. McHale held senior operations and finance positions with Amerada Hess Corporation and several private companies. Mr. McHale, a Certified Public Accountant, also spent six years with Arthur Andersen & Co.

Arthur Miller was named President of Infocrossing Healthcare Services, Inc. ("IHS") in August 2006, and was previously a vice president of this subsidiary beginning in November 2004. Prior to joining IHS, from July 2003 through November 2004 Mr. Miller was a Manager with Bearing Point, Inc., responsible for managing all aspects of Federal contracts with a focus on Department of Health and Human Services and the Department of Defense. From July 2002 through July 2003, Mr. Miller was a Senior Staff Consultant and Strategic Account Executive for Verizon Information Technologies, Inc., a portion of which became IHS upon its acquisition by the Company on October 1, 2004. In September 2002, Mr. Miller retired from 22 years of service in the United States Navy, where he had most recently served as Director, Business Plans and TRICARE Operations at the Naval Bureau of Medicine and Surgery in Washington, DC. As a Program Manager for TRICARE 3.0 he was involved in the development of the managed care contracts which are in use today.

Michael Wilczak joined the Company as Vice President of Corporate Development in March 2001, and was promoted to Senior Vice President - Corporate Development in 2002. Prior to joining the Company, Mr. Wilczak was Director of e-Infrastructure Outsourcing for Cabletron Systems and its spin-off, Global Network Technology Services. From October 1998 through October 1999, when he joined Cabletron, Mr. Wilczak was Marketing Development Manager for Qwest Communications, and from June 1993 until leaving to join Qwest, he held several positions with AT&T, the last being Client Business Manager.

Peter J. DaPuzzo was reelected to the Board of Directors on November 27, 2001. He had previously served on the Company's Board of Directors from July 1999 through May 2000. Prior to 2002, Mr. DaPuzzo was the Co-President and CEO of Cantor Fitzgerald and Company, the equity institutional sales and trading division of Cantor Fitzgerald LP. Mr. DaPuzzo was also a Senior Managing Director of Cantor Fitzgerald LP. Mr. DaPuzzo joined Cantor Fitzgerald in 1993 and retired January 1, 2005. Mr. DaPuzzo is immediate past Chairman of the National Organization of Investment Professionals, a professional group of institutional and broker dealer senior managers, a member the Presidential Advisory Committee to the President of Security Traders Association of New York, and a member and a past Chairman of the Securities Industry Association - Institutional Traders Committee. He is also a member of the Advisory Committee to the Board of Directors of the Shelter for the Homeless in Stamford, CT, a member of the National Italian-American Business Council, and a member of the Greenwich Roundtable. Mr. DaPuzzo is a member of the board of directors of LGL Group, Inc. (AMEX - LGL), a manufacturer of frequency control electronics equipment primarily for the telecommunications and aerospace industries.

Howard L. Waltman was elected to the Board of Directors in April 2004. He had previously served on the Company's Board of Directors from 1997 to May 2000. Mr. Waltman is a director and, until 2000, was Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus, of which he was also a founder and former Chairman. Sanus was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation. Mr. Waltman is also a director of the Emergent Group, Inc., (OTC - EMGP) a holding company whose subsidiaries provide surgical equipment on a fee-for-service basis to hospitals and other health care providers.

Jeremiah M. Healy was elected to the Board of Directors in November 2004. Mr. Healy is President and Chief Executive Officer of LGL Group, Inc. ("LGL"). He began his career with LGL as Chief Financial Officer in September 2006. Prior to joining LGL, Mr. Healy was an independent consultant. He formerly was vice president and Chief Financial Officer of Ge-Ray Fabrics, Inc. ("Ge-Ray"), a privately-held merchandising and manufacturing company supplying circular knitted fabrics to the fashion industry, from 1989 until April 2005. Before joining Ge-Ray, Mr. Healy was Chief Financial Officer & Vice President of Peabody International Corp., a NYSE listed company that merged with Pullman Corporation in 1986 and was acquired by a private merger and acquisition group in 1989. Mr. Healy is a Certified Public Accountant (CT). Ge-Ray and an affiliated company filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in April 2005.

Kathleen A. Perone was elected to the Board of Directors in September 2000. Ms. Perone is President of XLNT Technologies, Inc., a management consulting firm she founded in January 2006. Beginning in June 2002, she became President and Chief Executive Officer of Focal Communications, Inc., headquartered in Chicago, IL, a position she held until October 2004, when Focal was acquired by Corvis Corporation. During her term, she guided Focal through a reorganization under Chapter 11 of the U.S. Bankruptcy Code, emerging in July 2003. Beginning in April 2000, Ms. Perone was Managing Director of Acappella Ventures LLC, a Delaware limited liability corporation, which invested in early stage telecommunications and technology enterprises. From August 2001 to February 2002, she was Chairman and Chief Executive Officer of Lightrade, Inc., a private corporation that filed in March 2001 for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code. From January 1998 through March 2000, Ms. Perone was employed by Denver-based Level(3) Communications, LLC as President - North American Operations. Prior to 1998, Ms. Perone held various positions with MFS Communications (now WorldCom), including President - Global Services Division and President - Telecom East. Ms. Perone was previously a member of the boards of directors of Focal Communications Corp and Tellium, Inc.

MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors currently has six members: Ms. Perone and Messrs. Lonstein, Wallach, DaPuzzo, Waltman, and Healy. The Board of Directors has determined that Ms. Perone and Messrs. DaPuzzo, Waltman, and Healy are independent Directors for service both on the Board and committees of the Board, as such term is defined in Nasdaq Rule 4200(a)(15). The independent Directors meet from time to time in executive session without the other members of the Board.

The Board of Directors held seven meetings during 2006 and took two actions by unanimous written consent. During 2006 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

The Company encourages all Board Members to attend its Annual Meeting of Stockholders. At the Annual Meeting held on June 15, 2006, all of the Directors were in attendance.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing committees as follows: Audit Committee; Options and Compensation Committee; Executive Committee; and Nominating Committee. The Board of Directors appoints the members and chairperson of each committee.

AUDIT COMMITTEE

During 2006, the Audit Committee consisted of Mr. Healy (Chairman), Ms. Perone and Mr. DaPuzzo. The Audit Committee held eight meetings in 2006, including two meetings in joint session with the entire Board of Directors, and took one action by unanimous written consent. Each of the members of the Audit Committee meets the requirements for being members as prescribed by the listing standards of the Nasdaq Stock Market including the independence standards of the Nasdaq Stock Market and applicable SEC rules. Mr. Healy is the Audit Committee's financial expert, as that term is defined in Regulation S-K 407(d)(5).

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is available on the Company's website at www.infocrossing.com under investor relations, or a copy may be obtained by written request to Secretary, Infocrossing, Inc; 2 Christie Heights Street; Leonia, NJ 07605.

The Audit Committee has the ultimate authority and responsibility to appoint, establish the compensation for, evaluate and, where appropriate, replace the independent auditors of the Company's financial statements, and the independent auditors report directly to the Audit Committee. The Company requires that all services provided by the independent auditors be pre-approved by the Audit Committee. The Audit Committee meets periodically with management and the Company's independent auditors to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The report of the Audit Committee appears below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with the Company's management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1.

In assessing the independence of the independent registered public accounting firm, the Audit Committee considered the compatibility of non-audit services with the independent registered public accounting firm's independence. The Audit Committee requires that all services of the independent registered public accounting firm be pre-approved by the Audit Committee. The Audit Committee considered whether the provision of non-audit services to the Company and the audit and non-audit fees paid to the independent registered public accounting firm are compatible with maintaining independence. On the basis of its review, the Audit Committee determined that the independent registered public accounting firm has the requisite independence.

The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, including internal control over financial reporting, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee concluded that the audited consolidated financial statements and related schedule and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed by the Company with the Securities and Exchange Commission.

The Audit Committee has a charter which is updated periodically. The current charter is available on the Company's website at www.infocrossing.com under investor relations. The Audit Committee held eight meetings during the year ended December 31, 2006 and took one action by written consent. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq Global Select Market's listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Audit Committee

Jeremiah M. Healy, Chairman
Peter J. DaPuzzo
Kathleen A. Perone

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No compensation committee interlocks exist with respect to the Option and Compensation Committee, nor do any present or past officers of the Company serve on the Options and Compensation Committee.

OPTIONS AND COMPENSATION COMMITTEE

The Options and Compensation Committee of the Board of Directors of the Company is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and directors, as well as reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company; and reviewing compensation policies and practices for all other officers of the Company. At January 1, 2006, the Options and Compensation Committee consisted of Ms. Perone (chairperson) and Messrs. Targoff and Waltman. Mr. DaPuzzo joined the Options and Compensation Committee following Mr. Targoff's resignation from the Board of Directors in January 2006. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. The Board of Directors may also delegate the authority to the Options and Compensation Committee to negotiate contracts with certain employees. See "Compensation Discussion and Analysis" appearing below beginning on page 12 for a discussion of the Committee's philosophies and policies. The Options and Compensation Committee met six times during 2006, including two meetings in joint session with the entire Board of Directors, and took four actions by unanimous written consent. The Options and Compensation Committee is governed by a written charter approved by the Board of Directors. This charter is available on the Company's website at www.infocrossing.com under investor relations, or a copy may be obtained by written request to Secretary, Infocrossing, Inc; 2 Christie Heights Street; Leonia, NJ 07605. The Committee is authorized to retain such consultants as it determines appropriate to assist it in its determinations as to the form or amount of executive or director compensation. The Report issued by the Options and Compensation Committee appears below.

COMPENSATION COMMITTEE REPORT

The Options and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing below beginning on page 12, and based upon such review and discussion has recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company's Annual Report on Form 10-K for December 31, 2006.

Options and Compensation Committee

Kathleen A. Perone, (Chairperson)
Peter J. DaPuzzo
Howard L. Waltman


EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors may act with the authority of the Board except that it may not (i) submit any matter to a vote of the stockholders, (ii) fill any Board vacancies, (iii) set any compensation for Board members, and (iv) amend or repeal the By-Laws or any Board resolution which by its terms may not be so amended or repealed. At January 1, 2006, the Executive Committee consisted of Messrs. Lonstein, Targoff, and Waltman. Mr. Targoff had served as Chairman until his resignation from the Board of Directors in January 2006. Ms. Perone joined the Executive Committee, and Mr. Lonstein assumed the role of Chairman, following the resignation of Mr. Targoff. Mr. Lonstein is a management Director and Ms. Perone and Messrs. Targoff and Waltman are non-employee Directors. The Executive Committee did not meet during 2006.

NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors was formed in June 2004, and consists of Mr. DaPuzzo (chairman), Ms. Perone and Mr. Waltman, all of which are non-employee Directors. The Nominating Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is posted on the Company's website at www.infocrossing.com under investor relations, or a copy may be obtained by written request to Secretary, Infocrossing, Inc; 2 Christie Heights Street; Leonia, NJ 07605. The Nominating Committee took one action by unanimous written consent during 2006.


The Company values the input of all Directors, whether non-employee or not, in the nominating process. The entire Board of Directors participates in the evaluation and recommendation of candidates for election as Directors, the size and composition of the Board of Directors, and the implementation of the Company's corporate governance policies. Director nominees must be approved by a majority of the independent Directors (as independence is defined in the Nasdaq rules) as well as a majority of the full Board of Directors. In evaluating candidates to serve as Directors, the Nominating Committee and the Board of Directors considers professional ethics and values, relevant managerial experience, and commitment to enhancing stockholder value.

The Board of Directors regularly assesses the size of the Board, whether any vacancies are anticipated, and the need for particular expertise. Candidates may come to the attention of the Nominating Committee or the Board of Directors from current Board members, stockholder, or other persons.

During the term of their respective employment agreements, the Company shall nominate each of Messrs. Lonstein and Wallach to serve as a member of the Board of Directors whenever his seat is subject to reelection; provided, however, that either executive, in his sole discretion, may elect not to be a Director. See "Employment Agreements" below.

The Nominating Committee's policy is to consider stockholder recommendations of candidates when the recommendations are submitted in a proper manner. Any stockholder recommendations should include the candidate's name and qualifications to serve as a Director. Submissions should be addressed to the Nominating Committee, c/o the Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. For potential nominees to be considered at the 2008 annual meeting of stockholders, the Secretary must receive the information no later than January 11, 2008. The notice must include the candidate's age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities laws. The notice must also include the nominating stockholder's name, address, and the number of shares beneficially owned, as well as the period such shares have been held by, the nominating stockholder. The current nominee, Ms. Perone, has been a member of the Board of Directors since 2000, and has been unanimously approved by the Nominating Committee and the Board of Directors to stand for reelection as Director.

COMMUNICATIONS FROM SECURITY HOLDERS

Stockholders may communicate with the Board of Directors, including the non-employee Directors, by sending a letter to Infocrossing, Inc. - Board of Directors, c/o Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605. The Secretary has the authority to disregard or take other appropriate action with respect to any inappropriate communications. The Secretary will submit appropriate communications to the Chairman of the Board of Directors or to the specific Director(s) to whom the correspondence is directed.

COMPENSATION DISCUSSION AND ANALYSIS

The Options and Compensation Committee of the Board of Directors administers the compensation of the executive officers of the Company. The Committee is comprised of three directors who are independent under the rules of the NASDAQ Global Select Market.

See "Employment Agreements" for a description of the employment agreements between the Company and each of Messrs. Lonstein, Wallach, and Fields.

Compensation Philosophy and Policies

The Company's compensation policies are designed to attract, motivate, and retain superior talent to enable the Company to achieve its business objectives and to align the financial interest of the executive officers with the stockholders of the Company. These policies also are designed to motivate the executive officers to achieve superior performance and reward those who, in the judgment of the Committee, do so. The Company's overall compensation philosophy is to reinforce strategic objectives through the use of incentive compensation programs; align executive compensation structures with shareholder objectives to ensure a mutuality of interest in strategic decisions; and encourage significant ownership of stock in the Company to strengthen the mutuality of interest between executive officers and shareholders. Incentive programs are designed to enhance shareholder value by using stock options to ensure that the executive officers are committed to the long-term success of the Company. The Committee strives to achieve fair and competitive compensation for the Company's executives with both short-term and long-term compensation programs. The short-term programs include both fixed and variable components.

In making decisions regarding executive compensation, the Committee reviews market data, including data supplied by compensation consultants, for market compensation levels and trends for similar positions in public companies having similar sales and market capitalization as the Company and companies with which the Company competes for talent. Although the Committee did not use a compensation consultant during 2006 for executive compensation, the Committee periodically has retained executive compensation consultants to assist the Committee in determining appropriate market levels of executive compensation.

The Committee does not benchmark or set compensation based upon this data, but instead uses it as a general guide in assessing whether the Company's compensation practices remain competitive and thereby promote retention. The Committee also considers the Company's financial performance versus the Company's budget for such period and how the Company's financial performance compares with prior years. Quantitative metrics, including both GAAP and non-GAAP measures, are assessed by the Committee in determining executive compensation. Such metrics have included increases in revenues, earnings before interest, taxes, depreciation and amortization (EBITDA), cash from operations, and free cash flow. In addition, the Committee reviews qualitative factors, such as acquisitions and the consolidation of acquired companies. The Committee reviews the relative contribution and individual performance of each executive officer with respect to such quantitative metrics and qualitative factors. With respect to the compensation of executives other than the Chief Executive Officer and Chief Operating Officer, the Committee also relies significantly upon recommendations of the Chief Executive Officer and the Chief Operating Officer. The quantitative metrics and qualitative factors evaluated by the Committee change over time in the Committee's discretion to reflect changing business and economic conditions.

Compensation Components

The compensation of executive officers consists of base compensation, participation in benefit plans generally available to employees, and as the Committee determines appropriate, cash bonuses and stock options. An integral component of this compensation philosophy is that it emphasizes performance-based incentive compensation by providing the opportunity for executives to receive cash bonuses and stock option awards. To that end, total executive compensation reflects the Company's performance and is structured to ensure that, due to the nature of the Company's business, there is an appropriately balanced focused on our long-term versus short-term performance, and also a balance between our financial performance, individual performance of our executive officers and the creation of shareholder value.

The Company does not structure it's compensation programs so as to satisfy the conditions for compensation to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), in order to allow the Committee flexibility in the design and administration of the compensation programs. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") compensation other than performance-based compensation is not deductible to the extent that the amount received by executive officers whose compensation disclosed in this proxy statement exceed $1 million in the applicable year. Stock options awarded to executive officers often are designed to qualify as Incentive Stock Options (as defined in Section 422 of the Code), for which the Company would not be entitled to a deduction if the option holder were to satisfy the requirements of Section 422. The Company's net operating loss carryforwards have mitigated the tax implications to the Company of these programs.

Base Compensation

The Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee, based on its experience and with the advice of external compensation consultants, believes are competitive with the compensation of comparable executive officers in similarly situated companies. The base compensation of Messrs. Lonstein, Wallach, and Fields were established under the terms of the applicable employment agreements. The Committee utilized compensation consultants to assist in the determination of the initial base salaries payable under each of the foregoing employment contracts. Messrs. Letizia and McHale do not have employment agreements.

The Committee reviews the base salary of each executive officer annually. Initial base salaries and any adjustments are based on market conditions, corporate and individual performance and qualitative factors including leadership and managerial abilities.

The employment contracts with Messrs. Lonstein and Wallach were effective as of January 1, 2005. During 2005, each of them was paid a base salary of $455,815. Each employment contract provides for annual raises as determined by the Committee, but in no event, shall any raise be less than the percentage change in Cost of Living Index (All Urban Consumers, NY All Items, 1982-1984 =100). For 2006, Messrs. Lonstein and Wallach each received a raise of 4% per annum as determined by the Committee. The applicable Cost of Living Index was 3.86%.

The employment contract with Mr. Fields was effective on August 8, 2005. The initial base salary was $300,000 per annum. The Committee must review Mr. Fields' base salary at least annually and such amount may be adjusted upwards (but not downwards) by the Committee. Mr. Fields' base salary was not adjusted during 2006. With respect to determining initial base salaries and adjustments thereto for persons other than the Chief Executive Officer and the Chief Operating Officer, the Committee has relied significantly on the recommendation of the Chief Executive Officer and the Chief Operating Officer. With respect to 2006, Messrs. Letizia and McHale each received a salary increase of $25,000, with Mr. Letizia's being effective as of November 1, 2005, the anniversary of his employment, and Mr. McHale's being effective as of January 1, 2006.

Annual Cash Bonus Compensation

Historically, the Company has compensated executive officers with cash bonuses when the Committee has determined it to be appropriate and consistent with the Company's compensation philosophy and objectives as discussed above. No cash bonuses were awarded to executive officers for 2003 and 2004, but based on operating performance and substantial growth, cash bonuses were awarded to the Named Executives for 2005 and such amounts were paid in 2006. No cash bonuses were awarded for 2006.

Employment agreements with Messrs. Lonstein, Wallach, and Fields provide for a target cash bonus equal to 100% of base salary based upon achievement of performance criteria established by the Committee. In the case of Messrs. Lonstein and Wallach, in the absence of performance goals, the Committee may award cash bonuses based on achievement versus the Company's budget for the applicable year. Mr. Fields' employment agreement also provides for an additional target cash bonus of 50% of base salary if superior performance criteria are satisfied. With respects to Messrs. Lonstein and Wallach, the Committee may adjust any cash bonus if the Committee in good faith deems it necessary in view of the Company's overall financial condition. Under the agreements, the Committee may, but does not have to, require deferral of any cash bonus payment or portion thereof, if any, of the tentative cash bonus which is not deductible by the Company because of Code Section 162(m). In the case of Mr. Fields, the Committee may adjust the actual cash bonus to be paid in the good faith discretion of the Committee.
With respect to determining bonuses, the Committee has relied significantly on the recommendation of the Chief Executive Officer and Chief Operating Officer with respect to any bonuses to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based on a subjective evaluation of the performance of the Company and their individual contributions to the Company. As stated above, the Committee did not award cash bonuses to any of the Named Executives.

Long-Term Incentive Compensation

Periodically, the Committee makes awards to executive officers, officers, key employees, directors, independent contractors, and agents whose performance will contribute to the long-term success of the Company pursuant to the Company's 2005 Stock Plan and predecessor stock option plans. With respect to its executive officers, the purpose of the plan is to strengthen the ability of the Company to attract and retain such persons; increase the identity of such officers with those of the Company's stockholders; provide incentive compensation competitive with those of similar companies; and build loyalty to the Company through recognition and the opportunity for stock ownership.

Awards are determined by the Committee based upon maintaining competitive compensation programs for similar positions in companies reviewed by the Committee. The level of grant for each Named Executive is reviewed periodically by the Committee and set based on competitive conditions. The Committee generally considers prior awards to an individual when considering additional awards to such person.

During 2006, Mr. McHale was the only Named Executive who received an award pursuant to the 2005 Stock Plan. The award consisted of an option to acquire 17,500 shares of the Company's common stock at an exercise price of $13.025 per share. In April 2007, Messrs. Letizia and McHale each were granted options to acquire 35,000 shares of the Company's common stock at an exercise price of $15.275 per share. All of the stock options have a term of ten years and vest as follows: one-third on the first anniversary date of grant and ratably over the succeeding twenty-four months. The Committee may make additional awards to the Named Executives during 2007 in the sole discretion of the Committee. As a matter of practice, options granted by the Committee have exercise prices set at or above fair market value on the date of grant.

Other Executive Compensation Programs

Retirement

Pursuant to the terms of the employment agreements with Messrs. Lonstein and Wallach, the Company has a deferred compensation arrangement to provide for lifetime pension benefits of $180,000 annually for Mr. Lonstein and $120,000 annually for Mr. Wallach. Normal retirement benefits begin on January 1, 2012 in the case of Mr. Lonstein and January 1, 2010 in the case of Mr. Wallach. Benefits may be accelerated, without actuarial adjustment, in the event the applicable agreement terminates for any reason other than for "cause," if terminated by the Company, or without "good reason," if terminated by the executive. "Cause" and "good reason" are defined in the employment agreements and are discussed below in this proxy statement. These arrangements are unfunded and unsecured obligations of the Company, subject to the general claims of creditors. For 2006, the Company recognized deferred compensation expense of $430,292 in connection with these arrangements.

Severance and Change in Control Benefits

The employment agreements with Messrs. Lonstein, Wallach, and Fields provide for severance benefits in the event of certain employment terminations. These benefits are available in order to be competitive with the companies with which the Company competes for executive talent. In addition, the agreement with Messrs. Lonstein and Wallach provide for the acceleration of compensation upon a change in control of the Company. A change in control oftentimes is disruptive to an enterprise and to its executives. Such executives frequently are essential drivers of the change in control event. To assure the continuing performance of such executives in the face of a possible termination of employment in the event of a change in control, the Committee approved the acceleration of compensation in the employment agreements with Messrs. Lonstein and Wallach and also approved the right of Mr. Fields to terminate his employment without good reason within ninety days of a change in control. In 2007, the Committee retained James F. Reda & Associates, LLC to develop a compensation program in the event of a change in control. The Committee believed that as a result of the growth of the Company in recent years, a program should be implemented to assure retention of certain officers and employees and allay concerns that they might have over a potential change in control. In March 2007, the Committee and the Company's Board of Directors approved a plan establishing a transaction bonus pool of up to five million dollars ($5,000,000) in the event there is a change in control of the Company. The recipients of awards under this arrangement may include the Company's Named Executives as well as other officers and employees of the Company. Any awards under this plan shall be made in the sole discretion of the members the Committee. Severance benefits and change of control benefits pursuant to the employment agreements with Messrs. Lonstein, Wallach, and Fields as well as a description of the transaction bonus pool are described below under Potential Payments upon Termination of Employment or Change in Control on page 20.

Perquisites

The Company also provides certain perquisites that the Committee believes are reasonable and competitive with companies with which the Company competes for executive talent. The Company believes that the cost of these benefits is not significant relative to the convenience and compensatory benefit that they provide to the executives.

Stock Ownership Guidelines

The Committee has not established any stock ownership guidelines for its executive officers, officers, and employees in light of the significant ownership stakes of Messrs. Lonstein and Wallach.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below includes, for each of the years ended December 31, 2006, 2005, and 2004, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                                             SUMMARY COMPENSATION TABLE

                                                                         Change in
                                                                          Pension
                                                                         Value and
                                                                        Non-qualified
                                                                          Deferred
                                                             Option     Compensation   All Other       Total
              Principal                Salary    Bonus       Awards       Earnings    Compensation  Compensation
Name          Position(s)                ($)       ($)(a)     ($)(b)       ($)(c)        ($)(d)         ($)
------------- ----------------- ------ --------- ----------- ---------- ------------- ------------- -------------
Zach          Chairman &        2006   $474,047     -          -            $205,347       $42,370      $721,764
Lonstein      Chief Executive   2005    455,815    $309,500  $1,666,900      196,740        25,942     2,654,897
              Officer           2004    420,500     -         1,679,400       -             25,168     2,125,068
------------- ----------------- ------ --------- ----------- ---------- ------------- ------------- -------------
William J.    SVP-Finance,      2006    235,000     -            92,942       -              1,282       329,224
McHale        CFO, & Treasurer  2005    210,000      50,000      83,453       -             -            343,453
                                2004    168,347     -            32,311       -             -            200,658
------------- ----------------- ------ --------- ----------- ---------- ------------- ------------- -------------
Robert B.     Vice Chairman,    2006    474,047     -           -            200,527        19,048       693,623
Wallach       President, & COO  2005    455,815     309,500       9,699      192,612        18,124       985,750
                                2004    420,500     -         1,178,400       -             17,349     1,616,249
------------- ----------------- ------ --------- ----------- ---------- ------------- ------------- -------------
Lee C.        EVP for Marketing 2006    300,000     -           165,200       -              1,653       466,853
Fields (e)    and Business      2005    119,423     125,000     247,800       -             -            492,223
              Development       2004    -           -           -             -             -             -
------------- ----------------- ------ --------- ----------- ---------- ------------- ------------- -------------
Nicholas J.   SVP, General      2006    245,642     -           104,909       -              1,332       351,883
Letizia       Counsel, &        2005    218,193      50,000     108,590       -             -            376,783
              Secretary         2004    196,796     -            53,004       -             -            249,800
------------- ----------------- ------ --------- ----------- ---------- ------------- ------------- -------------

     (a) Bonuses earned in 2005 were paid in February 2006, with the exception of Mr. Fields, who was paid $50,000 in August 2005.
     (b) The amount shown in the columns for Option Awards is the dollar amount recognized for financial statement reporting purposes in 2006 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payments ("SFAS 123)" for equity award expense (excluding any risk of forfeiture, per SEC regulations). For financial statement purposes, the value of the options as of the date of grant is amortized over the applicable vesting period. Prior to 2006, the Company had accounted for Option Awards using the intrinsic method previously allowable under APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company adopted SFAS 123(R) using the modified-prospective method on January 1, 2006. Therefore, amounts in this column include the expense for awards granted in 2006 and previous years as if the Company had adopted the modified-prospective method earlier. All of these awards were granted to the Named Executives under the 2005 Stock Plan or a predecessor plan. All such plans had been approved by the stockholders and all grants were at or above fair market value, as defined in the applicable plan, on the date of grant. Assumptions used to value the stock options are set forth in Note 9 in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for December 31, 2006.
     (c) Increase in actuarial value of Messrs. Lonstein and Wallach's accumulated benefit under an unfunded defined benefit pension plan from the pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for the covered fiscal year. This plan began in 2005. See "Employment Agreements" below.
     (d) Other compensation consists of insurance premiums, personal use of Company supplied vehicles, and health club (and related) expenses.
     (e)  Mr. Fields joined the Company in August 2005.

GRANTS OF PLAN-BASED AWARDS

The following table gives information concerning grants made to the Named Executives during 2006:

                           GRANTS OF PLAN-BASED AWARDS

Name                                       All Other Option
                                          Awards: Number of        Exercise or Base      Closing Market       Grant Date Fair
                                        Securities Underlying      Price of Option      Price on Date of     Value of Stock and
                           Grant Date        Options (#)            Awards ($/Sh)         Grant ($/Sh)       Option Awards ($)
Zach Lonstein (a)              -                  -                       -                     -                    -
William J. McHale (b)       9/20/06             17,500               $13.025 (c)             $13.06               $101,972
Robert B. Wallach (a)          -                  -                       -                     -                    -
Lee C. Fields                  -                  -                       -                     -                    -
Nicholas J. Letizia            -                  -                       -                     -                    -

(a) Mr. Lonstein's employment agreement provides that no stock option awards will be granted through December 31, 2006, except at the sole discretion of the Board of Directors, or a duly authorized committee of the Board of Directors. Mr. Wallach's employment agreement provides that no stock option awards will be granted through December 31, 2006.
(b) These options vest as to one third on the first anniversary of the grant, with the remainder vesting ratably over the following 24 months.
(c) Options are granted at the average of the high and low prices for the date of grant.

There were no grants pursuant to non-equity incentive or equity incentive plans in 2006.

The Company did not award any stock or stock appreciation rights, nor did it reprice any stock options during the twelve months ended December 31, 2006.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Employment Agreements

Effective January 1, 2005, the Company entered into employment agreements with Mr. Lonstein, the Company's Chairman and Chief Executive Officer; and Mr. Wallach, the Company's Vice Chairman, President and Chief Operating Officer, replacing prior agreements originally signed as of November 1, 1999. The employment agreements each provide for, among other items: an initial annual base salary of $455,815; increases at the greater of the Cost of Living Index or as determined by the Compensation Committee of the Board of Directors; bonuses at the discretion of, and related to the satisfaction of goals to be determined by, the Board of Directors or the Compensation Committee; Company-paid medical, life and other group benefits; and the use of a current model auto and membership in a health club of the executive's choosing.

During the term of their respective employment agreements, the Company shall nominate each of Messrs. Lonstein and Wallach to serve as a member of the Board of Directors whenever his seat is subject to reelection; provided, however, that either executive, in his sole discretion, may elect not to be a Director. If either executive elects not to serve on the Board of Directors, such election shall have no effect on his employment agreement except with respect to his title of Chairman or Vice Chairman, as the case may be.

Mr. Lonstein's employment agreement provides for full-time employment for five years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. Mr. Wallach's employment agreement was amended December 22, 2006 and, as amended, provides for full-time employment for three years, three years part-time employment at 75% of the base salary then in effect, and two years of reduced part-time employment at 50% of the base salary then in effect. The purpose of the amendment to Mr. Wallach's employment agreement was to add an additional full-time year and extend the term of the agreement accordingly. The first year of full-time employment for both executives began on January 1, 2005. During part-time periods, if they elect to remain on the Board of Directors, they will remain as Chairman and Vice Chairman. Mr. Lonstein's agreement terminates on December 31, 2012, and Mr. Wallach's agreement terminates on December 31, 2011.

The employment agreements provide for lifetime pension benefits of $180,000 annually for Mr. Lonstein beginning January 1, 2012, and $120,000 annually for Mr. Wallach beginning January 1, 2010. The Company will also continue to provide medical, life and disability benefits for life to the executives and their spouses. The Company also is obligated to pay for a $2 million life insurance policy for Mr. Lonstein, and a $500,000 policy for Mr. Wallach during the term of the applicable agreement. Each executive may designate their beneficiaries.

The pension benefits payable to each of Mr. Lonstein and Mr. Wallach are not payable pursuant to a funded qualified pension plan. The Company did not make any contributions for 2005 or 2006, and does not expect to contribute to this plan in 2007. The amount accrued for this benefit as of December 31, 2006 was $795,226. The Company expects to have no payment obligation for the years 2006 through 2009, and expects to pay $1,740,000 for the years 2010 through 2016.

The Company may elect to defer compensation with respect to each of Messrs. Lonstein and Wallach in excess of amounts deductible for Federal income tax purposes (currently $1,000,000), to the earlier of (1) a tax year where the compensation will be deductible, (b) the first anniversary of the termination of employment of the executive, or (c) the date on which the executive must pay Federal income tax on the amount.

In the event that there is a "Change in Control", as defined in their employment agreements, Mr. Lonstein and Mr. Wallach each shall be entitled to terminate his employment for any reason within ninety days of the Change in Control. If either elects to terminate his employment he shall receive, in addition to all compensation and benefits accrued through the date of termination: a lump sum amount equal to the salary which would otherwise be paid through the end of the term of the employment agreement and the bonus for the year of termination (calculated as if he had remained an employee through the end of that year). In addition, (a) the terminating executive's retirement date will be accelerated to the earlier of the retirement date specified in his employment agreement, the date that is six months following the termination date, or the date of an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code, and he will receive the retirement benefit called for in his agreement without adjustment on account of accelerated commencement; (b) any unvested stock options or shares of restricted stock he holds shall become immediately vested and exercisable and all options shall continue to be exercisable for the remainder of their original term; (c) the Company will pay the premiums on a life insurance policy for the remainder of his life and will provide other insurance benefits to the executive and his wife; and (d) the requirement to nominate them to serve on the Board of Directors shall cease.

Mr. Lonstein's employment agreement provides that no stock option awards will be granted through December 31, 2006, except at the sole discretion of the Board of Directors, or a duly authorized committee of the Board of Directors. Mr. Wallach's employment agreement provides that no stock option awards will be granted through December 31, 2006.

The agreements with Messrs. Lonstein and Wallach provide that during the period ending two years after termination, the executive will not use for competitive purposes or disclose the Company's confidential information or solicit any employees of the Company for employment, or clients of the Company for computer outsourcing services by any person other than the Company.

In August 2005, the Company entered into an employment agreement for a term of three years with Lee C. Fields to serve as Executive Vice President for Marketing and Business Development. The agreement provides, among other things, an annual salary of $300,000, which may be adjusted upwards annually by the Board of Directors or a compensation committee of the Board; the ability to earn two bonuses, one of up to 100% of his annual salary and a second one of up to 50% of his annual salary based upon the achievement of goals to be determined by the Board or a compensation committee of the Board; a sign-on bonus of $100,000, half of which was paid in 2005 and the second half of which was paid in 2006; and the grant of an option to purchase 200,000 shares of the Company's common stock with an exercise price equal to the fair market value on August 8, 2005, vesting 25% immediately, 25% after one year, and the remainder vesting ratably over the next twenty-four months. The employment agreement also provides for severance payable under certain circumstances equal to 100% of annual salary if the termination occurs in the first year of the agreement, 83.33% if the termination occurs in the second year, and 66.66% if the termination occurs in the third year, plus a prorated amount of the total bonus Mr. Fields would have been entitled to earn in the year of termination.

During the period ending one year after the later of the termination of the agreement with Mr. Fields or the final severance payment, the executive will not use for competitive purposes or disclose the Company's confidential information or solicit any employees of the Company with whom he had contact for employment, or clients or prospective clients of the Company with respect to which he had material contact for computer outsourcing services by any person other than the Company. The confidentiality term is extended for material non-public information and trade secrets to the date which such information ceases being material non-public information or the trade secrets under applicable law are generally known by the public.

See Potential Payments upon Termination of Employment or Change in Control beginning on page 20.

Other Compensation Information

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. As noted above, beginning in 2006, certain executives and senior employees were enrolled in an executive life and disability plan. The Company also maintains a 401(k) Savings Plan (the "Plan") covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the years ended December 31, 2006, 2005, and 2004, the Company did not make any matching contributions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table contains the year-end balances of unexercised stock options held by the Named Executives. There are no outstanding grants of stock, and the options were not granted pursuant to an equity incentive plan.

                             OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

                          Number of Securities    Number of Securities
                               underlying              underlying
                           Unexercised Options    Unexercised Options      Option Exercise       Option Expiration
Name                         (#) Exercisable       (#) Unexercisable           Price ($)                Date
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Zach Lonstein                           150,000                 -                    $10.40625        11/09/09
                                            300                 -                      6.53000        12/21/10
                                         10,000                 -                      6.97550        01/29/13
                                        500,000                 -                     12.03500        08/22/14
                          (a)           750,000                 -                     25.00000        05/11/08
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
William J. McHale                        16,000                 -                     $8.07000        09/02/12
                                          7,500                 -                      9.91000        12/14/13
                                          8,892               1,108 (b)               13.86500        04/13/14
                                         26,668              13,332 (c)               17.38000        12/28/14
                                        -                    17,500 (d)               13.02500        09/19/16
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Robert B. Wallach                       150,000                 -                     $8.25000        02/18/08
                                        150,000                 -                     10.40625        11/09/09
                                             50                 -                      5.93800        12/21/10
                                         10,000                 -                      6.97550        01/29/13
                                        350,000                 -                     12.03500        08/22/14
                                            100                 -                      8.21000        12/14/15
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Lee C. Fields                           116,668              83,332 (e)               $9.05000        08/07/15
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Nicholas J. Letizia                       8,000                 -                     $9.00000        11/01/08
                                         20,000                 -                      9.34375        11/03/09
                                          1,000                 -                      6.26850        02/03/12
                                             50                 -                      9.91000        12/14/13
                                         15,000                 -                      9.91000        12/14/13
                                         22,224               2,776 (b)               13.86500        04/13/14
                                         26,668              13,332 (c)               17.38000        12/28/14
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(a) Option was granted to mitigate the financial impact on Mr. Lonstein for having provided options at $25.00 per share on 750,000 shares of the Company's common stock owned by him to certain prior investors.
(b) Vests ratably on the first day of the next four months. (c) Vests ratably on the first day of the next twelve months.
(d) 5,833 shares vest 09/20/07, with the remainder vesting ratably on the first day of the next 24 months. (e) Vests ratably on the first day of the next 20 months.


OPTION EXERCISES AND STOCK VESTED

The Named Executives did not exercise stock options during 2006. There are no outstanding stock grants.


PENSION BENEFITS

As discussed above in "Employment Agreements", their respective employment agreements provide for lifetime pension benefits of $180,000 annually for Mr. Lonstein beginning January 1, 2012, and $120,000 annually for Mr. Wallach beginning January 1, 2010.

The following table gives information as of December 31, 2006 with respect to this benefit. There is no formal plan, and the benefit is unfunded. The number of years of service has no bearing on the benefit amount.

                                PENSION BENEFITS

Name                           Number of Years           Present Value of         Payments During the
                            Credited Service (#)     Accumulated Benefit ($)     Last Fiscal Year ($)
Zach Lonstein                        22                      $402,087                      -
Robert B. Wallach                    11                       393,139                      -


NONQUALIFIED DEFERRED COMPENSATION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

None.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL


Termination of Employment

The employment agreements the Company has with each of Messrs. Lonstein, Wallach, and Fields have severance payments in the event the applicable executive's employment is terminated for reasons other than "cause" or the executive leaves for "good reason." "Cause" and "good reason" are defined in the applicable agreements.

With respect to Messrs. Lonstein and Wallach, "cause" shall mean: (i) the executive is convicted of, or pleads nolo contendere to, a felony; (i) the willful and continuous failure by the executive to substantially perform his duties, other than as a result of incapacity due to physical or mental injury or illness, following a notice and cure period; or (iii) the executive engages in willful misconduct in the performance of his duties that is demonstrably and materially injurious to the Company. "good Reason" shall mean: (i) involuntary loss of the executive's title or position other than for cause; (ii) a material diminution in the nature or scope of the executive's duties or responsibilities or the assignment of duties or responsibilities materially inconsistent with his position; (iii) the relocation of the executive's principal office to a location more than 25 miles from its current location in Leonia, NJ; or (iv) the failure of the Company, after five days notice, to comply with the terms of the agreement relating to compensation and benefits.

In the case of Messrs. Lonstein and Wallach, if the Company terminates the applicable employment agreement without cause or if the executive terminates the agreement with good reason, the executive will receive, in addition to amounts then due and owing that relate to the period prior to termination, a lump sum equal to the balance of the base salary otherwise payable during the balance of the term of the applicable agreement plus the prorated targeted bonus for the year in which termination occurs; retirement benefits will be accelerated, without actuarial adjustment, unless the normal retirement date already has occurred; unvested options and unvested restricted shares, if any, shall vest immediately and continue to be exercisable for the remainder of their original terms; and the Company will continue to provide the executive with, and pay for the repair and maintenance of, a current model automobile for the balance of the term of the applicable agreement (through 2012 in the case of Mr. Lonstein and 2011 in the case of Mr. Wallach). Retirement benefits include lifetime health, life, disability, dental and vision insurance benefits for the executive and his spouse substantially equivalent to the benefits provided to the Company's Chief Executive Officer (or in the absence of a Chief Executive Officer, the highest compensated individual then employed by the Company) and his or her spouse (or in the absence of a spouse, the benefits to which such spouse would otherwise be eligible) from time to time. As part of their employment agreements, during the term of the respective employment agreements, the Company pays the premiums on life insurance policies for Messrs. Lonstein and Wallach in the amount of $2,000,000 and $500,000, respectively, and the executives can designate the beneficiaries under such policies. In addition to the benefits otherwise payable in the event of termination without cause by the Company or good reason by the executive, the Company is not relieved of its obligations to maintain and pay for the premiums on the aforesaid life insurance policy on Messrs. Lonstein and Wallach. .

If the employment agreements with Messrs. Lonstein and Wallach are terminated by the Company for "cause" or by the executive without "good reason," the Company's obligations are to pay compensation accrued through the termination date. Retirement benefits will commence on the normal retirement date, as defined in the applicable agreement. In addition, all stock options will expire.

If Messrs. Lonstein and Wallach terminate employment as a result of death or disability, the Company will be obliged to make a lump sum payment equal to the lesser of two times the executive's base salary at the time of death or disability or the balance of the base salary otherwise payable during the balance of the term of the applicable agreement. In addition, the executive will receive the prorated targeted bonus for the applicable year; retirement benefits will be accelerated, unless the normal retirement date already has occurred, without actuarial adjustment; and all unvested options shall vest immediately and remain exercisable for one year following death or termination, except for certain options which shall remain exercisable over their original terms. With respect to Messrs. Lonstein and Wallach, "disability" has the same meaning as set forth in long-term disability plan maintained by the Company covering the executive, or if no such policy is available, an incapacity due to mental or physical illness or injury which prevents the executive from substantially performing the duties required under the agreement and which will be more likely than not to extend beyond the end of the term of the agreement in the opinion of a physician selected by the Company and reasonably acceptable to the executive or his legal representative.

In the case of Mr. Fields, "cause" shall mean: (i) theft, fraud, or similar acts of dishonesty or misconduct involving the property or affairs of the Company or the carrying out of the executive's duties for the Company; (ii) conviction or the admission of guilt of any felony or misdemeanor involving moral turpitude or other act of dishonesty, fraud or deceit; or (iii) the repeated material violation of any written policy or procedure of the Company subject to a notice and cure period. "Good reason" shall mean: (i) the occurrence of any material breach by the Company which remains uncured for a period of more than thirty days after written notice of such breach and of the executive's intention to terminate his employment for "good reason" if such breach is not remedied; (ii) failure by the Company to pay any amount due within ten business days following written demand for payment, which demand shall state that the executive intends to resign for good reason if such payment is not made within such period; (iii) the assignment to the executive of duties or responsibilities materially inconsistent with the executive's current position, duties, or responsibilities sufficient to constitute a substantial diminution of status within the Company which duties or responsibilities are not reassigned within thirty days after written demand from the executive, which demand shall state that he intends to resign for good reason if such duties and responsibilities are not reassigned;
(iv) a relocation of the Company's office to which the executive is required to report to a location that is more than fifty miles from the office's current location in Norcross, GA; or (v) or a requirement that the executive relocate his personal residence.

In the case of termination of the agreement with Mr. Fields by the Company without cause or by Mr. Fields with good reason, severance shall equal the sum of (i) annual base salary at the time of termination multiplied by the "Severance Benefit Factor," as described below, and (ii) an amount equal to the target bonus for the year of termination multiplied by a fraction, the numerator of which is the number of days in the fiscal year up to and including the date of termination and the denominator of which is 365. The Severance Benefit Factor initially was 100% of the sum of Mr. Fields' annual base salary if termination had occurred during the first twelve months of the scheduled term. The factor declines to 83.33% during the second twelve months of the scheduled term and then to 66.66% during the final twelve months of the scheduled term. If Mr. Fields accepts employment or a consulting engagement with a third party, the amount of any remaining installments shall be reduced to 50% effective with the commencement of such employment or consulting engagement. In addition, any unvested (or exercisable) stock options due to vest during the fiscal year in which termination occurs shall vest immediately and all options shall continue to be exercisable in accordance with the terms of the 2005 Stock Plan. Mr. Fields also will receive any other benefits as may be provided under the terms of any employee benefit program offered by the Company in which he was a participant, however, the Company shall pay for cost of his continued participation in the Company's health plan until the earlier of the termination of the severance period or he commences new employment and becomes eligible to participate in the group health plan of such new employer.

Mr. Fields shall be "disabled" if the Company reasonably determines, after any period of leave required by law, that a physical or mental impairment or condition renders the executive incapable of performing his essential job functions. The Company shall consider any reasonable accommodations that might enable the executive to safely and successfully perform his essential job functions provided the Company receives documentation establishing that the executive's physical or mental impairment or condition substantially limits one or more major life activities, and the accommodation sought does not pose an undue hardship on the Company. The executive's receipt of disability benefits under the Company's disability benefit plans or any privately owned long term disability insurance plan, or receipt of Social Security disability or workers' compensation benefits, is deemed to be conclusive evidence of disability.

If the agreement with Mr. Fields terminates due to any reason other than by the Company for cause or by the executive without good reason, the Company shall be obliged to pay all compensation and benefits accrued through the date of termination as well as such other benefits, if any, as may be provided under the terms of any employee benefit, incentive, option, stock award, and other plans or programs of the Company in which the executive participated.

In the event of the death or disability of any Named Executive, the executive or his beneficiary, as the case may be, is entitled to receive the proceeds of life insurance policies equal to two times base salary with a maximum limit of $750,000; accidental death and dismemberment benefits up to a maximum of two times base salary with a limit of $750,000; short-term disability benefits, following a seven day waiting period, equal to 60% of base salary, with a maximum of $3,000 per week, for six months; and long-term disability, upon expiration of short-term disability benefits, equal to 60% of base salary with a maximum benefit of $13,000 per month. Each Named Executive pays for the premiums of the foregoing insurance. The Company pays the executive additional compensation equal to 135% of the premiums for the foregoing coverage. The 35% "gross-up" is designed to offset the tax expense on the additional compensation. Messrs. Lonstein, Wallach, and Fields receive the foregoing benefits in addition to the compensation and benefits specified in their respective employment agreements.

Change in Control

The employment agreements with Messrs. Lonstein and Wallach provide that within 90 days of the change in control, the executive may elect to terminate his employment. If the executive elects to terminate the agreement, all base salary payable in the future (aside from any potential future increases) shall become immediately due. Each of them also will receive the prorated targeted bonus for the year in which the change in control occurs. All unvested stock options will vest immediately and be exercisable over their original terms. Retirement benefits will be accelerated, without actuarial adjustment, unless the normal retirement date already has occurred. Retirement benefits include lifetime health, life, disability, dental and vision insurance benefits for the executive and his spouse substantially equivalent to the benefits provided to the Company's Chief Executive Officer (or in the absence of a Chief Executive Officer, the highest compensated individual then employed by the Company) and his or her spouse (or in the absence of a spouse, the benefits to which such spouse would otherwise be eligible) from time to time.

The employment agreement with Mr. Fields provides that he will be entitled to terminate his employment voluntarily for any reason within 90 days following the change in control. If the executive does so, he shall receive within 90 days following the termination date all compensation and benefits accrued through the termination date and any of his unvested stock options or other awards under the 2005 Stock Plan shall vest immediately.

The employment agreements with each of the three executive officers noted above provide that the Company will make a payment to the executive to put the executive in the same economic position to cover any excise or other tax imposed on the executive if certain payments are deemed to be parachute payments for purposes of Section 4999 of the Code.

With the assistance of James F. Reda & Associates, LLC, an executive compensation consulting firm, in March 2007, the Options and Compensation Committee recommended to the Board of Directors that the Company should establish a transaction bonus pool of up to five million dollars ($5,000,000) in the event there is a Change in Control, as defined below. On March 5, 2007, the Board of Directors adopted the Committee's recommendation. The recipients of awards under this arrangement may include the Company's principal executive officer, president, principal financial officer, principal operating officer, and Named Executives as well as other officers and employees of the Company. Any awards under this plan shall be made by the Options and Compensation Committee of the Company's Board of Directors in the sole discretion of the members of such committee. "Change in Control" of the Company shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor thereto, provided that without limiting the foregoing, a Change in Control of the Company also shall mean the occurrence of any of the following events:

         (i) any "person" (as defined under Section 3(a)(9) of the Act) or "group" of persons (as provided under Section 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than twenty-five percent (25%) of all such voting stock;

         (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Company (excluding any Board seat that is vacant or otherwise unoccupied); or

         (iii) there shall be consummated any consolidation, merger, stock for stock exchange or similar transaction (collectively, "Merger Transactions") involving securities of the Company in which holders of voting stock of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting stock of the Company (or, if the Company does not survive the Merger Transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation).

Pro Forma Analysis

The information below describes the amount of compensation that would become payable to Named Executives under existing agreements and plans if the Named Executive's employment had terminated and/or a change in control had occurred on December 31, 2006, given the Named Executive's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees. In addition, in connection with any actual termination of employment or change in control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.

The actual amounts that would be paid upon a Named Executive's termination of employment or in connection with a change in control can be determined only at the time of any such event. In addition, as discussed above, the recipients of awards under the Company's transaction bonus pool may include one or more of the Company's Named Executives. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

If Mr. Lonstein had been terminated by the Company without cause or he had resigned for good reason on December 31, 2006, he would have received a lump sum payment of approximately $2,963,000 on his termination date, representing the total salary due through the end of his contract (including the part time periods), and his retirement payments of $15,000 per month would begin on July 1, 2007, an acceleration of four and one-half years, resulting in potentially an additional $810,000 in pension cost to the Company. The Company would continue to provide the executive with, and pay for the repair and maintenance of, a current model automobile for the balance of the term of his agreement, which at current rates would cost the Company approximately $320,000. Also, following termination by the Company without cause or by the executive with good reason, Mr. Lonstein would receive lifetime health, life, disability, dental and vision insurance benefits for himself and his spouse, substantially equivalent to the benefits provided to the Company's Chief Executive Officer (or in the absence of a Chief Executive Officer, the highest compensated individual then employed by the Company) and his or her spouse (or in the absence of a spouse, the benefits to which such spouse would otherwise be eligible) from time to time, which at current rates would cost approximately $11,200 annually. During the term of his employment agreement, the Company will pay the premiums on a $2,000,000 life insurance policy, which currently amounts to $6,500 annually. The premium on this policy remains fixed until the policy expires in September 2009. The Company has estimated that the cost of continuing this policy through December 31, 2012 would be $40,000, based on current rates, using the same rating as the existing policy.

If Mr. Wallach had been terminated by the Company without cause or he had resigned for good reason on December 31, 2006, he would have received a lump sum payment of approximately $2,014,700 on his termination date, representing the total salary due through the end of his contract (including the part time periods), and his retirement payments of $10,000 per month would begin on July 1, 2007, an acceleration of two and one-half years, resulting in potentially an additional $300,000 in pension cost to the Company. The Company would continue to provide the executive with, and pay for the repair and maintenance of, a current model automobile for the balance of the term of his agreement, which at current rates would cost the Company approximately $175,000. Also, following termination by the Company without cause or by the executive with good reason, Mr. Wallach would receive lifetime health, life, disability, dental and vision insurance benefits for himself and his spouse, substantially equivalent to the benefits provided to the Company's Chief Executive Officer (or in the absence of a Chief Executive Officer, the highest compensated individual then employed by the Company) and his or her spouse (or in the absence of a spouse, the benefits to which such spouse would otherwise be eligible) from time to time, which at current rates would cost approximately $11,300 annually. During the term of his employment agreement, the Company will pay the premiums on a $500,000 life insurance policy, which currently amounts to $6,300 annually. The premium on this policy remains fixed until the policy expires in April 2009. The Company has estimated that the cost of continuing this coverage through December 31, 2010 would be $33,000, based on current rates, using the same rating as the existing policy.

Had a change in control occurred on December 31, 2006, and had Mr. Lonstein elected termination, he would have received a lump sum payment of approximately $2,963,000 on his termination date, representing the total salary due through the end of his contract (including the part time periods), and his retirement payments of $15,000 per month would begin July 1, 2007, an acceleration of four and one-half years, resulting in potentially an additional $810,000 in pension cost to the Company.

Had a change in control occurred on December 31, 2006, and had Mr. Wallach elected termination, or if he had been terminated by the Company without cause or had resigned for good reason, at a minimum he would have received a lump sum payment of approximately $2,090,452 on his termination date, representing the total salary due through the end of his contract (including the part time periods), and his retirement payments of $10,000 per month would begin July 1, 2007, an acceleration of two and one-half years, resulting in potentially an additional $300,000 in pension cost to the Company.

Following termination for an assumed change in control as of December 31, 2006, Messrs. Lonstein and Wallach and their respective spouses would be eligible for lifetime health, life, disability, dental, and vision insurance benefits substantially equivalent to the benefits provided to the Company's Chief Executive Officer (or in the absence of a Chief Executive Officer, the highest compensated individual then employed by the Company) and his or her spouse (or in the absence of a spouse, the benefits to which such spouse would otherwise be eligible) from time to time. At current rates, this coverage costs approximately $11,200 annually for Mr. Lonstein and $11,300 annually for Mr. Wallach.

Options held by Messrs. Lonstein and Wallach are fully vested, and therefore no acceleration of vesting would be required.

Had either Messrs. Lonstein or Wallach terminated due to their death on December 31, 2006, their estate would have received a lump sum payment equal to two times the annual base salary, or $983,742. Mr. Lonstein's beneficiaries would receive $2,650,000 in life insurance benefits ($3,300,000 for accidental death). Mr. Wallach's estate would receive $1,150,000 in life insurance payments ($1,800,000 for accidental death). Had either terminated because of disability, each would have received the lump sum payment of $983,742 and retirement payments would have begun immediately, resulting in potentially an additional $900,000 for Mr. Lonstein or $360,000 for Mr. Wallach. Mr. Lonstein would receive disability benefits totaling approximately $573,300, and Mr. Wallach would receive disability income benefits totaling approximately $54,000 and nursing care benefits of approximately $102,000 per year payable for life.

Had Mr. Fields been terminated on December 31, 2006, he would have been entitled to severance of $249,990, assuming he did not commence new employment or a consulting engagement during the severance period ending December 31, 2007. Severance is payable in equal monthly installments. The Company would be obligated to pay for his health coverage for the same period, for a cost of $17,276. The obligation to pay for health coverage would terminate early if he became eligible to participate in a health plan provided by a new employer. In addition, unvested options to purchase 83,333 shares of the Company's common stock at $9.05 per share would have become vested. At the closing price of the Company's common stock at December 29, 2006 of $16.30, such accelerated vesting would have been worth approximately $604,164. The acceleration of vesting would also have applied had there been a change in control on that date. Had Mr. Field died on December 31, 2006, his beneficiaries would have received insurance benefits of $500,000 ($1,000,000 for accidental death). Had he become disabled, he would be entitled to disability income payments through age 65 totaling $588,000.

Had any of Messrs. Lonstein, Wallach or Fields been terminated for cause or resigned without good reason, they would have received accrued pay and benefits through the date of termination, but no severance payments or benefit continuation. For Messrs. Lonstein and Wallach, however, their retirement payments would begin on their respective normal retirement dates of January 1, 2012 in the case of Mr. Lonstein and January 1, 2010 in the case of Mr. Wallach.

Messrs. Letizia and McHale do not have employment agreements. Upon Mr. Letizia's death, his beneficiaries would receive insurance benefits of $383,000 ($766,000 for accidental death). If he had become disabled on December 31, 2006, his disability benefits would have totaled $240,700 through age 65. Upon Mr. McHale's death, his beneficiaries would receive insurance benefits of $370,000 ($740,000 for accidental death). If he had become disabled on December 31, 2006, his disability benefits through age 65 would have totaled $259,000.

COMPENSATION OF DIRECTORS

For the year ended December 31, 2006, the following table contains the components of compensation for the non-employee directors. Messrs. Lonstein and Wallach are employee directors, and receive no additional compensation for their services as directors.

                              DIRECTOR COMPENSATION

                         Fees Earned or       Option Awards
Name                    Paid in Cash ($)         ($)(a)           Total ($)

Peter J. DaPuzzo            $68,500            $69,631          $138,131
Jeremiah M. Healy            65,000             67,745           132,745
Kathleen A. Perone           72,000             69,631           141,631
Howard L. Waltman            67,500             58,311           125,811

     (a) The amount shown in the column for Option Awards is the dollar amount recognized for financial statement reporting purposes in 2006 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payments ("SFAS 123)" for equity award expense (excluding any risk of forfeiture, per SEC regulations).

Upon their initial election to the Board of Directors, new members have been granted a non-qualified option to purchase 25,000 shares of the Company's common stock.

The Options and Compensation Committee, with the assistance of James F. Reda & Associates, LLC, an executive compensation consulting firm, presented recommendations to the Board of Directors with respect to adopting a new compensation program for the Company's independent directors. The Board of Directors considered such recommendations and made certain modifications. In February 2006, the Board of Directors, approved a new compensation program for the non-employee directors consisting of a quarterly retainer of $15,000 in cash and non-qualified options with a Black-Scholes value of $7,500, plus annual payments of between $2,500 and $5,000 in cash for service as a member or chairperson of any standing committee of the Board of Directors. Non-employee Directors who chair a Committee will also receive annual grants of non-qualified options to purchase between 1,500 shares and 2,500 shares of common stock. The non-qualified options for non-employee Directors are granted pursuant to the Company's 2005 Stock Plan at the fair market value on the date of the grant and expire in ten years. In addition, on February 8, 2006, in recognition of services in connection with fourteen telephonic meetings held during 2005, the Board of Directors approved non-qualified options to purchase 7,500 shares for Ms. Perone and Messrs. DaPuzzo, Healy, and Waltman: the four non-employee Directors on the Board of Directors as of the meeting date. Employees of the Company who are also Directors do not receive compensation for their service as Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 21, 2003, the Company sold 9,739,111 shares of common stock and five year warrants to purchase 3,408,689 shares of common stock for a net aggregate amount of approximately $69,942,000. The warrants have an exercise price of $7.86 per share and expire in October 2008. The private stock offering was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933. The net proceeds of the private stock offering were principally used to fund the redemption of preferred stock and warrants outstanding, the repayment of outstanding debentures, and to pay related fees and expenses. The remainder of the proceeds was used for working capital purposes. On February 12, 2004, a Registration Statement on Form S-3, filed by the Company naming the private stock offering investors as selling stockholders, was declared effective. The Company will not receive any proceeds from any sales of stock under this registration statement. Of the named beneficial stockholders, Janus, Jack Silver, Federated, and Potomac Capital Management hold an aggregate of 1,153,076 of the 1,476,903 warrants remaining unexercised from this transaction. Exercise of these warrants is limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by any holder and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

On January 21, 2005, Mr. Lonstein was awarded a fully vested, nonqualified option to acquire 750,000 shares of the Company's common stock at $25.00 per share. The average of the high and low prices for one share of the Company's common stock on the date of the grant was $16.995. The award was made pursuant to the 2002 Plan. The purpose of the grant was to mitigate the financial impact on Mr. Lonstein for having provided options at $25.00 per share on 750,000 shares of the Company's common stock owned by him to the purchasers (including their successors and assigns) of the preferred stock and warrants. As noted in the previous paragraph, the preferred stock and warrants were repurchased and cancelled, but the options on Mr. Lonstein's shares remain in force.

As of December 31, 2006, Mr. Lonstein was indebted to the Company in the amount of $56,118. This indebtedness is payable on demand and bears interest at the prime rate of interest plus 1% per annum.

As of December 31, 2006, Mr. Wallach was indebted to the Company in the amount of $65,380. This indebtedness is payable on demand and bears interest at the prime rate.

In February 2006, the amounts due from each of Mr. Lonstein and Mr. Wallach were reduced by $50,000 by applying a portion of their respective bonus payments against the balance due to the Company.

In July 2004, the Company completed a private offering of $72 million aggregate principal amount of 4.0% Convertible Senior Notes due July 15, 2024 (the "Notes"). Approximately $40 million of the net proceeds from this offering were used to repay outstanding term loans. The remaining balance was used to fund acquisitions and for general corporate purposes. Net proceeds to the Company after discount and fees were approximately $69 million. Interest on the Notes is payable semi-annually in arrears beginning on January 15, 2005.

At the initial conversion price of $15.36, the $72,000,000 of Notes were convertible into 4,687,500 common shares. The Notes and the shares of common stock into which they may be converted may be resold pursuant to a registration statement on Form S-3 that became effective in August 2004. After the effective date of the registration statement and prior to the end of the 18th month thereafter, if the market price of the Company's common stock were to be less than 68.23% ($10.48) of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period, the conversion price would immediately be reduced by 17.38% (to $12.69 initially, subject to adjustment as noted above for stock dividends, splits, etc.) (the "Reset Adjustment"); provided that (i) the Reset Adjustment shall only be applicable to Notes that have been sold or otherwise distributed pursuant to the registration statement referred to above or pursuant to Rule 144(k) under the Securities Act (and such adjustment shall apply to all such Notes, regardless of whether they are so sold or distributed before or after adjustment), and (ii) there shall be no more than one Reset Adjustment during the term of the Notes. On August 5, 2005, the Reset Adjustment was triggered. As a result of the Reset Adjustment, the number of common shares into which the Notes are convertible is 5,673,759, an increase of 986,259 shares.

The initial purchaser of the Notes described above, Lehman Brothers, Inc. ("Lehman"), received a discount of $2,520,000, representing 3.5% of the $72,000,000 principal amount of the securities. An affiliate of the initial purchaser, LBI Group, Inc. ("LBI"), who had participated in the October 2003 stock offering described above and was the beneficial owner of 2.5% of the Company's common stock prior to the offering, acquired Notes as part of the offering. Following the completion of the offering, LBI beneficially owned 5.8% and Lehman beneficially owned 4.7% of the Company's outstanding common stock. Both LBI and Lehman share the same common parent. In September 2004, Lehman sold $4,000,000 in Notes to an investor. At April 27, 2007, assuming the conversion of their Notes into shares, LBI and Lehman each beneficially owned 3.5% of the Company's outstanding common stock. The Notes were not convertible as of April 27, 2007 since certain conditions precedent to conversion had not been satisfied. Lehman and LBI hold an aggregate of $20,000,000 of the Notes, convertible into 1,576,042 common shares.

The Company's written policy requires that transactions with related parties be reviewed by the General Counsel and/or the Chief Financial Officer. The Company's Codes of Ethics and Conduct both forbid employees from engaging in any activity that might present a conflict of interest. Any transactions that might appear to involve a conflict of interest must be submitted by the General Counsel or Chief Financial Officer to the Audit Committee for review. Such transactions may include, but are not limited to, any significant ownership interest in any supplier or customer; any consulting or employment relationship with any customer, supplier or competitor; any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company; the receipt of non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings; being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member; and selling anything to the Company or buying anything from the Company, except on the same terms and conditions as other directors, officers or employees are permitted to so purchase or sell. Any transaction or relationship with a member of the immediate family of a director, officer or employee will be subject to the same review and approval process as if the transaction or relationship were directly with the director, officer or employee. The Company reviews this policy with directors and executive officers at least annually.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for December 31, 2004. The Company has posted the code of ethics on its website at www.infocrossing.com/ir_co_e.cfm. In addition, a copy of the code of ethics may be obtained by writing to Infocrossing, Inc., attention: Secretary, 2 Christie Heights Street, Leonia, NJ 07605.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that during the twelve months ended December 31, 2006, persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements on a timely basis. Based solely on a review of the copies of reports furnished to the Company and the results of its review to date, the Company currently believes that the following reports on Form 4 by Executive Officers and Directors were not timely filed during the twelve months ended December 31, 2006: for Mr. McHale, one report, and for Ms. Perone and Messrs DaPuzzo, Targoff, and Waltman, four reports each.

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

On November 7, 2006, the Audit Committee of the Board of Directors appointed Ernst & Young, LLP as independent auditor for the 2006 audit.

Fees of Ernst & Young, LLP, the Company's Independent Auditors (in thousands):

                                              For the Years ended December
                                                           31,
                                              ------------------------------
                                                  2006             2005
                                              -------------    -------------
Audit fees                                    $      1,246     $      1,342
Audit-related fees - for accounting
    consultation                                        28               25
Tax fees - for corporate return
    preparation and tax audit support                  378              234
                                                 ----------        ---------
                                              $      1,652     $      1,601
                                                 ==========        =========

The Audit Committee's policy requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor, and such fees were so approved. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

Representation at the Meeting

A representative of Ernst & Young, LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.




               PROPOSAL II - APPROVAL OF THE PROPOSAL TO AMEND THE
                            COMPANY'S 2005 STOCK PLAN

Effective as of April 30, 2007, subject to stockholder approval, the Board of Directors of the Company amended the Infocrossing, Inc. 2005 Stock Plan (the "2005 Plan"). If the amendment to the 2005 Plan is adopted, the number of shares of common stock reserved for issuance under the 2005 Plan will increase from 2,000,000 to 2,500,000. This proposal will be adopted by a plurality of the votes properly cast at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose, but will be treated as shares present for the purpose of determining whether a quorum is present.

The Board of Directors believes that it is important that equity be part of its overall compensation strategy to reinforce strategic objectives through the use of incentive compensation programs; align executive compensation structures with shareholder objectives to ensure a mutuality of interest in strategic decisions; and encourage significant ownership of stock in the Company to strengthen the mutuality of interest between executive officers and shareholders.

During 2006, options were granted in the following amounts:

                                      Amount
     Of the Named Executives:
       William J. McHale                17,500
     All other officers as a group     130,050
     Non-employee directors             66,588
     All other employees               433,550
                                      ---------
     Total                             647,688
                                      ---------

At December 31, 2006, there were 4,072,982 shares outstanding with a weighted average exercise price of $14.18. At April 27, 2007, the closing price of the Company's common stock was $16.07, therefore the value of the outstanding options is approximately $7,698,000.

2005 Plan Administration; Eligibility. The 2005 Plan is administered by a committee (the "Committee") consisting of at least three Directors provided, however, that the composition of such committee shall comply with applicable rules of the Securities and Exchange Commission, as may be amended from time to time, and applicable listing requirements, as may be amended from time to time.

The Committee has full power to select from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms of each award, subject to the provisions of the 2005 Plan. Persons eligible to participate in the 2005 Plan generally will be officers, employees and Directors of the Company and consultants to the Company who are responsible for or contribute to the management, growth or profitability of the Company, as selected from time to time by the Committee. Because awards are established at the discretion of the Committee subject to the limits described above, the number of shares or options that may be granted to any participant under the plan cannot be determined.

Stock Options Granted to Employees. The 2005 Plan permits the granting of both incentive stock options ("Incentive Options") and non-qualified stock options ("Non-Qualified Options") to Company employees. The exercise price of each option shall be determined by the Committee but shall not be less than 100% of the fair market value for the shares on the date of grant.

The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments.

Upon exercise of options, the option exercise price must be paid in full either
(i) in cash (ii) with the approval of the Committee (which may be withheld in its sole discretion) by the surrender of shares of the Company's common stock then owned by the grantee, (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) in any combination of the foregoing, and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Option and each grantee; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.

To qualify as Incentive Options, options must meet additional federal tax requirements, as may be amended from time to time, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Options Granted to Non-Employee Directors and Consultants. The 2005 Plan permits the granting of Non-Qualified Options to non-employee officers and Directors of the Company and to consultants to the Company. The exercise price of such Non-Qualified Options shall be determined by the Committee and shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

The term of each option shall be fixed by the Committee and may not exceed 10 years from the date of grant. The Committee shall determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may also be made exercisable in installments.

Upon exercise of options, the option exercise price must be paid in full either
(i) in cash (ii) with the approval of the Committee (which may be withheld in its sole discretion), by the surrender of shares of the Company's common stock then owned by the grantee, (iii) from the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (iv) by any combination of the foregoing and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Incentive Option and each grantee; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law.

Stock Appreciation Rights. At the discretion of the Committee, options granted under the 2005 Plan to officers, employees, Directors or consultants may include stock appreciation rights. The exercise price of each stock appreciation right shall be determined by the Committee but shall not be less than 100% of the fair market value for the underlying shares on the date of grant. Such stock appreciation rights are only exercisable with their related stock options. Upon exercise of a stock appreciation right a grantee shall be entitled to receive in stock the difference between the current fair market value of common stock and the original exercise price of the underlying stock option. Stock appreciation rights not exercised with the exercise of the underlying option, will automatically terminate.

Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee.

Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date on which the restrictions will lapse and the shares become vested. The Committee may at any time waive such restrictions or accelerate such dates. If a participant who holds shares of Restricted Stock terminates the relationship with the Company for any reason (including death) prior to the vesting of such Restricted Stock, the Company shall have the right to require the forfeiture of such Restricted Stock in exchange for the amount, if any, which the participant paid for them. Prior to the vesting of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 2005 Plan or in the Restricted Stock award agreement.

The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 2005 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued in recognition of past services or other valid consideration.

Adjustments for Stock Dividends, Mergers, Etc. The Committee shall make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitution or adjustments.

Tax Consequences. The Company believes that the federal income tax consequences of the options are as follows. There are no tax consequences to the grantee or the Company at the time of grant of an option or stock appreciation right. An optionee who exercises a non-qualified option will recognize compensation taxable as ordinary income (subject to withholding) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction from income in the same amount. The optionee's basis in such shares will be increased by the amount taxable as compensation, and his capital gain or loss when he disposes of the shares will be calculated using such increased basis.

If all applicable requirements of the federal tax law or regulations, as may be amended from time to time, with respect to Incentive Options are met, no income to the optionee will be recognized and no deduction will be allowable to the Company at the time of the grant or exercise of an Incentive Option. The excess of the fair market value of the shares at the time of exercise of an Incentive Option over the amount paid is an item of tax preference which may be subject to the alternative minimum tax. In general, if an incentive stock option is exercised three months or more after termination of employment, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount. If the shares acquired subject to the option are sold within one year of the date of exercise or two years from the date of grant, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the sale price and the Company will be entitled to a deduction from income in the same amount. Any excess of the sale price over the market value on the date of exercise will be taxed as a capital gain.

Stock appreciation rights will be treated as ordinary income, subject to withholding, to a grantee at the time of exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction of an equivalent amount.

Shares of the Company which are not subject to restrictions and possibility of forfeiture and which are awarded to an employee under the 2005 Plan will be treated as ordinary income, subject to withholding, to a grantee at the time of the transfer of the shares and the value of such awards will be deductible by the Company at the same time in the same amount. Shares granted subject to restrictions and possibility of forfeiture will not be subject to tax nor will such grant result in a tax deduction for the Company at the time of award. However, when such shares become free of restrictions and possibility of forfeiture, the fair market value of such shares at that time (i) will be treated as ordinary income to the employee and (ii) will be deductible by the Company.

The tax treatment upon disposition of shares acquired under the 2005 Plan will depend upon how long the shares have been held and on whether or not the shares were acquired by exercising an Incentive Option. There are no tax consequences to the Company upon a participant's disposition of shares acquired under the 2005 Plan, except that the Company may take a deduction equal to the amount the participant must recognize as ordinary income in the case of the disposition of shares acquired under Incentive Options before the applicable holding period has been satisfied.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2005 Plan. Moreover, no such amendment, unless approved by the stockholders of the Company, as may be required under (i) applicable rules of the Securities and Exchange Commission, as may be amended from time to time, or
(ii) if the Stock is listed on a national securities exchange or the Nasdaq system, with applicable listing requirements, as may be amended from time to time, or (iii) with respect to Incentive Stock Options, as required under applicable federal tax law or regulations, as may be amended from time to time.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                  "FOR" THE AMENDMENT TO THE 2005 STOCK PLAN.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information, as of December 31, 2006, regarding securities authorized for issuance under the Company's 1992 Stock Option and Stock Appreciation Rights Plan, the 2002 Stock Option and Stock Appreciation Rights Plan, and the 2005 Stock Plan.

                                         -------------------------    --------------------------    --------------------------
                                         Number of Securities to          Weighted Average            Number of Securities
                                         be Issued Upon Exercise          Exercise Price of          Remaining Available for
                                          of Outstanding Options         Outstanding Options             Future Issuance
                                         -------------------------    --------------------------    --------------------------
Three qualified Stock Option Plans
- previously approved by
stockholders (1)                                4,072,982                      $14.174                  1,009,212 (2)(3)

(1) Includes the Company's 1992 Stock Option and Stock Appreciation Rights Plan (the "1992 Plan"), the 2002 Stock Option and Stock Appreciation Rights Plan (the "2002 Plan"), and the 2005 Plan. The 1992 Plan was approved by the stockholders of the Company in September 1992. The 2002 Plan was approved by the stockholders of the Company in June 2002. The 2005 Plan was approved by the stockholders of the Company on June 13, 2005. No further grants may be made under the 1992 Plan or the 2002 Plan.

(2) The above table does not reflect the 1,000,000 additional shares that will be issuable if the amendment of the 2005 Stock Plan is approved by the stockholders pursuant to Proposal II above.

(3) Of the options available for future grant, 75,000 are reserved pursuant to an executive's employment agreement (See "Employment Agreements", above), subject to his continued employment.

At December 31, 2006, we had reserved 1,591,903 common shares for issuance upon exercise of the following warrants: (i) 65,000 shares exercisable at $18.00 per share expiring September 16, 2010; (ii) 50,000 shares exercisable at $15.00 per share expiring January 13, 2009; and (iii) 1,476,903 shares exercisable at $7.86 per share expiring October 20, 2008.


 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING - DISCRETIONARY VOTING AUTHORITY

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2008 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than January 11, 2008.

If the Company is not notified by March 27, 2008 of any proposal intended to be presented for consideration at the 2008 Annual Meeting, then the proxies named by it with respect to that meeting shall have discretionary voting authority with respect to such proposal.

If any matters not described in this Proxy Statement should properly come before the Meeting, the persons named in the enclosed Proxy shall have discretionary voting authority with respect to such proposal.

                                 OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.

                                  ANNUAL REPORT

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
          FISCAL YEAR ENDED DECEMBER 31, 2006 WILL BE PROVIDED WITHOUT
           CHARGE UPON WRITTEN REQUEST TO THE SECRETARY,INFOCROSSING,
               INC., 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                  FORM OF PROXY
                                      FRONT

                                      PROXY

                               INFOCROSSING, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 21, 2007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zach Lonstein and Robert B. Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Infocrossing, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Thursday, June 21, 2007 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

       (Continued, and to be marked, dated and signed, on the other side)


                                  FORM OF PROXY
                                     REVERSE

                                      PROXY

THIS PROXY WILL BE VOTED, AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

A VOTE FOR THE ELECTION OF THE NOMINEE LISTED BELOW IS RECOMMENDED BY THE BOARD
                                  OF DIRECTORS


I.  ELECTION OF DIRECTOR                      II.  PROPOSAL to increase the
                                              number of authorized shares of
FOR the election of                           common stock reserved for issuance
Kathleen A. Perone                  [ ]       under the Company's 2005 Stock
                                              Plan to 2,500,000 from 2,000,000.
WITHHOLD authority to vote for
the Nominee                         [ ]       FOR PROPOSAL II                [ ]

                                              AGAINST PROPOSAL II            [ ]

                                              ABSTAIN FROM PROPOSAL II       [ ]

                                              III. In their descretion, the
---------------------------------------       Proxies are authorized to vote
                                              upon such other business as may
                                              properly come before the Meeting.




Signature                       Signature                         Date
         -----------------------         -------------------------    ----------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.